      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 1995
                                                         REGISTRATION NO. 33-

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                               LORAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                NEW YORK                               13-1718360
    (STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER I.D. NUMBER)
             INCORPORATION)

                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 697-1105
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               MICHAEL B. TARGOFF
                             SENIOR VICE PRESIDENT
                                 AND SECRETARY
                               LORAL CORPORATION
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 697-1105
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

          BRUCE R. KRAUS, ESQ.                   ROBERT ROSENMAN, ESQ.
        WILLKIE FARR & GALLAGHER                CRAVATH, SWAINE & MOORE
          ONE CITICORP CENTER                      825 EIGHTH AVENUE
        NEW YORK, NEW YORK 10022                NEW YORK, NEW YORK 10019
             (212) 821-8000                          (212) 474-1000
      (COUNSEL FOR THE REGISTRANT)           (COUNSEL FOR THE UNDERWRITERS)

                              ------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [X]

                              ------------------

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                         PROPOSED
                                           PROPOSED      MAXIMUM
                               AMOUNT      MAXIMUM      AGGREGATE    AMOUNT OF
  TITLE OF EACH CLASS OF       TO BE    OFFERING PRICE   OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED  REGISTERED  PER SHARE(1)    PRICE(1)       FEE
- --------------------------------------------------------------------------------
Common Stock, $.25 par
 value....................   3,314,960     $46.4375    $153,938,455   $53,083

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based upon the average of the high and low sales price as reported on the New York Stock Exchange Composite
    Tape on May 25, 1995.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

  This registration statement contains two forms of prospectus: one to be used in connection with an offering in the United States and Canada (the "U.S. Prospectus") and the other to be used in connection with a concurrent international offering (the "International Prospectus"). The U.S. Prospectus and the International Prospectus are identical except that they contain different front and back cover pages. The form of the U.S. Prospectus is included herein and is followed by those pages to be used in the International Prospectus which differ from those in the U.S. Prospectus. Each of the pages of the International Prospectus included herein is labeled "Alternate Page for International Prospectus." Final forms of such prospectuses will be filed with the Securities and Exchange Commission pursuant to Rule 424(b).

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MAY 31, 1995
PROSPECTUS

                                3,314,960 SHARES

                            [LORAL CORPORATION LOGO]

                                  COMMON STOCK

                                 -------------

  All of the 3,314,960 shares of Common Stock, $0.25 par value (the "Common Stock"), of Loral Corporation ("Loral" or the "Company") offered hereby are offered by the Selling Stockholders (as defined herein). Of such shares, 2,654,960 shares are being offered initially in the United States and Canada by the U.S. Underwriter (as defined herein) (the "United States Offering") and 660,000 shares are being offered concurrently outside the United States and Canada by the International Manager (as defined herein) (the "International Offering"). Such offerings are referred to collectively as the "Offerings." The offering price and underwriting discounts and commissions for the United States Offering and the International Offering will be identical. The Company will not receive any of the proceeds from the sale of the shares offered hereby. See "Selling Stockholders" and "Underwriting."

  The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "LOR." On June , 1995, the closing price of the Common Stock on the
NYSE Composite Tape was $     per share.

                                 -------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                              Underwriting
                                    Price to Discounts and      Proceeds to
                                     Public  Commissions(1) Selling Stockholders
- --------------------------------------------------------------------------------
Per Share.........................    $           $                 $
- --------------------------------------------------------------------------------
Total.............................    $           $                 $

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) The Company and the Selling Stockholders have agreed to indemnify the U.S. Underwriter and the International Manager against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

                                 -------------

  The shares of Common Stock offered by this Prospectus are offered by the U.S. Underwriter subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the U.S. Underwriter and to certain further conditions. It is expected that delivery of the certificates for the shares will be made at the offices of Lehman Brothers Inc. in New York, New York, on or about June , 1995.

                                 -------------

                                LEHMAN BROTHERS

June  , 1995

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can be inspected and copied at the NYSE.

  This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all exhibits thereto, referred to as the "Registration Statement") filed by the Company with the SEC under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents, each of which was previously filed by the Company with the SEC pursuant to the Exchange Act, are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995; (b) the Company's Proxy Statement for its 1994 Annual Meeting of Stockholders; and (c) the Company's Current Report on Form 8-K, filed on May 22, 1995.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a Prospectus is delivered upon written or oral request of such person, a copy of any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to Loral Corporation, Attention: Secretary, 600 Third Avenue, New York, New York 10016, telephone: (212) 697-1105.

                                  THE COMPANY

  Loral is a leading supplier of advanced electronic systems, components and services to U.S. and foreign governments for defense and non-defense applications. The Company's principal business areas are: electronic combat; training and simulation; tactical weapons; command, control, communications and intelligence (C/3/I)/reconnaissance; systems integration; and telecommunications and space systems. The Company has achieved an incumbent position on a wide range of existing programs through internal growth and development and a series of acquisitions focused on its core technologies. Loral's business strategy is to emphasize upgrades of existing weapons systems, concentrate on further developing its core of advanced technologies, generate an increasing proportion of its sales from foreign customers and selectively extend the Company's proprietary technologies into non-military applications, such as systems integration, satellite-based telecommunications, air traffic control, postal systems automation, medical and dental imaging systems, data archiving and information systems and services.

  On May 5, 1995, Loral acquired the Defense Systems operations of Unisys Corporation. Unisys Defense Systems is a leading systems integrator and supplier of advanced information technology products and services to defense and other government agencies worldwide. See the Company's Current Report on Form 8-K, filed on May 22, 1995, for further information.

  Loral was incorporated in the State of New York in 1948. Its principal executive offices are located at 600 Third Avenue, New York, New York 10016, and its telephone number is (212) 697-1105. Unless the context otherwise indicates, the terms "Company" and "Loral" refer to Loral and its consolidated subsidiaries.

                            SELECTED FINANCIAL DATA

  The selected financial data should be read in conjunction with the related Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.

                                1995     1994(A)   1993(B)     1992     1991(C)
                              --------- ------------------------------ -----------
                              (IN MILLIONS, EXCEPT PER SHARE AND RATIO AMOUNTS)
OPERATING DATA:
Sales.......................  $ 5,484.4 $ 4,008.7 $ 3,335.4  $ 2,881.8 $ 2,126.8
Operating income............      564.5     401.4     296.3      292.2     215.5
Income before extraordinary
 item and cumulative effect
 of changes in accounting...      288.4     228.3     159.1      121.8      90.4
Net income (loss)...........      288.4     228.3     (92.1)     121.8      90.4
Earnings per share (prima-
 ry):
  Income before extraordi-
   nary item and cumulative
   effect of changes in ac-
   counting.................       3.38      2.72      2.06       2.00      1.78
  Net income (loss).........       3.38      2.72     (1.20)      2.00      1.78
BALANCE SHEET DATA:
Total assets................  $ 4,810.3 $ 5,176.2 $ 3,228.1  $ 2,685.5 $ 2,532.2
Working capital.............      536.6     554.4     610.5      630.0     457.7
Total debt..................    1,316.5   1,798.0     534.0      577.4     821.2
Shareholders' equity........    1,687.5   1,381.3   1,187.9      997.3     672.0
Book value per common share.      19.86     16.60     14.44      15.72     13.14
CASH FLOW DATA:
Cash dividends paid per com-
 mon share..................  $     .59 $    .545 $    .495  $     .47 $     .43
Depreciation and amortiza-
 tion.......................      250.1     178.2     154.0      128.6     104.6
Capital expenditures, net...       85.3      96.5      89.0       74.1      86.1
RATIO OF EARNINGS TO FIXED
 CHARGES....................      4.58x     6.52x     4.79x      4.22x     3.30x

- --------
(a) Reflects the acquisition of Federal Systems Company effective January 1,
    1994.
(b) Reflects (i) the acquisition of the missile business of LTV Aerospace and Defense Company effective August 31, 1992 and (ii) the acquisition of the minority partners' equity interest in Loral Aerospace Holdings, Inc. ("LAH"), effective June 1, 1992, through the issuance of 12,313,810 shares of the Company's common stock and 627.3 shares of Series S Preferred Stock of LAH.
  Effective April 1, 1992, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106") and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Prior years' results have not been restated to reflect these accounting changes.
  Net income (loss) includes (i) a non-operating extraordinary charge (loss on extinguishment of debt) of $28.2 million pre-tax, $17.8 million after-tax, or $.23 per share and (ii) a non-recurring charge of $330.5 million pre-tax, $233.4 million after-tax, or $3.03 per share, for the cumulative effect of the accounting change for SFAS 106.
(c) Reflects the acquisition of Ford Aerospace Corporation effective October 1, 1990.

                              SELLING STOCKHOLDERS

  The Selling Stockholders are Lehman Brothers Merchant Banking Portfolio Partnership L.P., a Delaware limited partnership (the "Merchant Banking Partnership"), Lehman Brothers Capital Partners II, L.P., a Delaware limited partnership ("Capital Partners"), Lehman Brothers Offshore Investment Partnership L.P., a Bermuda limited partnership (the "Offshore Partnership"), and Lehman Brothers Offshore Investment Partnership-Japan L.P., a Bermuda limited partnership (the "Japan Partnership," and, together with the Merchant Banking Partnership, Capital Partners and the Offshore Partnership, the "Selling Stockholders" or the "Lehman Partnerships"). Certain indirect wholly owned subsidiaries of Lehman Brothers Holdings Inc. ("Holdings") constitute the general partners of each of the Lehman Partnerships and, consequently, Holdings may be deemed for certain purposes to be the beneficial owner of the shares of Common Stock being sold by the Lehman Partnerships.

  The following table sets forth information with respect to the shares of Common Stock owned by the Lehman Partnerships, all of which are being sold.

                                                              SHARES OWNED
                                                           BEFORE THE OFFERING
                                                         -----------------------
                                                                    % OF CLASS
                                                                   (AS OF MAY 1,
   NAME                                                   NUMBER     1995)(a)
   ----                                                  --------- -------------
   Merchant Banking Partnership......................... 1,610,277     1.89%
   Capital Partners..................................... 1,094,018     1.28
   Offshore Partnership.................................   442,459     0.52
   Japan Partnership....................................   168,206     0.20
                                                         ---------     ----
     Total.............................................. 3,314,960     3.89%
                                                         =========     ====

- --------
(a) On May 1, 1995, 85,162,768 shares of Common Stock were outstanding.

  In 1990, in connection with the acquisition of Ford Aerospace Corporation by Loral Aerospace Holdings Inc. ("LAH"), the Lehman Partnerships invested $147.5 million in the equity of LAH, and, in 1992, the Lehman Partnerships exchanged a portion of such equity interest in LAH for 12,314,960 shares of Loral Common Stock (including 1,150 shares issued to the Lehman Partnerships in payment of expenses related to the exchange transaction). In June 1993, the Lehman Partnerships sold 6,000,000 of such shares pursuant to an underwritten public offering at a price of $26.875 per share, and, on June 23, 1994, the Lehman Partnerships sold 3,000,000 of such shares to the Loral Corporation Master Pension Trust at a price of $36.00 per share. The shares of Common Stock being offered hereby represent all of the Lehman Partnerships' remaining shares of Loral Common Stock. See "Underwriting." (All share numbers and price-per-share amounts of Loral Common Stock in this paragraph have been adjusted to reflect the Company's two-for-one stock split in October 1993.)

  In addition, in connection with the exchange of their equity interest in LAH in 1992, the Lehman Partnerships received 627.30 shares of Series S Preferred Stock of LAH, representing an indirect beneficial interest in LAH's 51%-owned affiliate, Space Systems/Loral, Inc. ("SS/L"). Each share of Series S Preferred Stock represents a beneficial interest in one share of common stock of SS/L. In December 1992, the Lehman Partnerships purchased an additional 104.55 shares of Series S Preferred Stock, bringing their indirect beneficial interest in SS/L to 18.3% of SS/L's common stock. If the Lehman Partnerships continue to hold Series S Preferred Stock after January 1, 1998, or after a change in control of Loral, they will have the right to request that the Company purchase their Series S Preferred Stock at an appraised fair market value ("Appraised Value"). In such event, the Company may elect to purchase such Series S Preferred Stock at Appraised Value, or, if the Company elects not to purchase the stock, the Lehman Partnerships may require the combined interests of the Company and the Lehman Partnerships in SS/L to be sold to a third party.

  The Lehman Partnerships also have an aggregate equity interest of approximately 48% in K&F Industries, Inc., a corporation of which Bernard L. Schwartz, Chairman of the Board of Directors and Chief Executive Officer of the Company, is a 27% stockholder and Loral is a 22.5% stockholder, which acquired the Company's Aircraft Braking Systems and Engineered Fabrics divisions in 1989.

                                USE OF PROCEEDS

  The Shares of Common Stock offered hereby will be sold on behalf of the Selling Stockholders named herein. The Company will not receive any of the proceeds of the Offering.

                                  UNDERWRITING

  Under the terms of and subject to the conditions contained in the U.S. Underwriting Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, Lehman Brothers Inc. (the "U.S. Underwriter") has agreed to purchase from the Selling Stockholders, and the Selling Stockholders have agreed, severally but not jointly, to sell to the U.S. Underwriter 2,654,960 shares of Common Stock.

  Under the terms of and subject to the conditions contained in the International Underwriting Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, Lehman Brothers International (Europe) (the "International Manager") has agreed to purchase from the Selling Stockholders, and the Selling Stockholders have agreed, severally but not jointly, to sell to the International Manager 660,000 shares of Common Stock.

  The U.S. Underwriting Agreement and the International Underwriting Agreement (collectively, the "Underwriting Agreements") provide that the obligations of the U.S. Underwriter and the International Manager to pay for and accept delivery of the shares of Common Stock offered pursuant to the Offerings are subject to certain conditions contained therein, and that, if any of the foregoing shares of Common Stock are purchased by the U.S. Underwriter pursuant to the U.S. Underwriting Agreement or by the International Manager pursuant to the International Underwriting Agreement, all the shares of Common Stock agreed to be purchased by either the U.S. Underwriter or the International Manager, as the case may be, pursuant to their respective Underwriting Agreements, must be so purchased. The closing under the International Underwriting Agreement is a condition to the closing under the U.S. Underwriting Agreement, and the closing under the U.S. Underwriting Agreement is a condition to the closing under the International Underwriting Agreement. The offering price and underwriting discounts and commissions for each of the Offerings are identical.

  The Company and the Selling Stockholders have been advised that the U.S. Underwriter and the International Manager propose to offer part of the shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and part to certain dealers at such public
offering price less a concession not in excess of $     per share. The U.S.
Underwriter and the International Manager may allow and such dealers may
reallow a concession not in excess of $     per share to certain other brokers
or dealers. After the initial offering to the public, the offering price and other selling terms may be changed by the U.S. Underwriter and the International Manager.

  The U.S. Underwriter and the International Manager have entered into an Agreement Between U.S. Underwriter and International Manager (the "Agreement Among"), pursuant to which the U.S. Underwriter has agreed that, as part of the distribution of the shares of Common Stock offered in the United States and Canada, (i) it is not purchasing any such shares for the account of anyone other than a U.S. or Canadian Person (as defined below) and (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any of such shares or distribute any prospectus relating to such shares to anyone other than a U.S. or Canadian Person. In addition, pursuant to the Agreement Among, the International Manager has agreed that, as part of the distribution of the shares of Common Stock offered in the International Offering, (i) it is not purchasing any such shares for the account of a U.S. or Canadian Person and (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any of such shares or distribute any prospectus relating to such shares to any U.S. or Canadian Person. The International Manager has also agreed that it will offer to sell shares only in compliance with all relevant requirements of any applicable laws.

  The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Underwriting Agreements and the Agreement Among, including (i) certain purchases and sales between the U.S. Underwriter and the International Manager; (ii) certain offers, sales, resales, deliveries or distributions to or through investment advisors or other persons exercising investment discretion; and (iii) other transactions specifically approved by the U.S. Underwriter and the International Manager. As used herein, "U.S. or Canadian Person" means any resident or citizen of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any political subdivision thereof or any estate or trust the income of which is subject to United States federal income taxation or Canadian income taxation regardless of the source (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person. The term "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction, and the term "Canada" means Canada, its provinces, territories, possessions and other areas subject to its jurisdiction.

  Pursuant to the Agreement Among, sales may be made between the U.S. Underwriter and the International Manager of such number of shares of Common Stock as may be mutually agreed upon. The price of any shares sold shall be the public offering price then in effect for Common Stock being sold by the U.S. Underwriter and the International Manager, less the selling concession unless otherwise determined by mutual agreement. To the extent that there are sales between the U.S. Underwriter and the International Manager pursuant to the Agreement Among, the number of shares initially available for sale by the U.S. Underwriter or by the International Manager may be more or less than the account appearing on the cover page of this Prospectus.

  This prospectus is not, and under no circumstances is to be construed as, an advertisement or a public offering of the Common Stock in Canada or any province or territory thereof. Any offer or sale of the shares of Common Stock in Canada may only be made pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made.

  The International Manager has represented and agreed that: (i) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any shares of Common Stock other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent (except under circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Stock in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on, to any person in the United Kingdom, any document received by it in connection with the issue of the Common Stock if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 (as amended).

  No action has been taken or will be taken in any jurisdiction by the Company, the Selling Stockholders or the International Manager that would permit a public offering of the shares offered pursuant to the Offerings in any jurisdiction where action for that purpose is required, other than the United States. Persons into whose possession this Prospectus comes are required by the Company and the International Manager to inform themselves about and to observe any restrictions as to the offering of the shares offered pursuant to the Offerings and the distribution of this Prospectus.

  Purchasers of the shares of Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page hereof.

  The Company and the Selling Stockholders have agreed to indemnify the U.S. Underwriter and International Manager against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the U.S. Underwriter or the International Manager may be required to make in respect thereof.

  The Lehman Partnerships are affiliates of Lehman Brothers Inc. and Lehman Brothers International (Europe), the underwriters in the Offerings. Certain affiliates of Lehman Brothers Inc. and Lehman Brothers International (Europe) may be deemed for certain purposes to be beneficial owners of the shares of Common Stock held by the Lehman Partnerships (which own the Loral Common Stock offered hereby) and will receive a portion of the proceeds of the Offerings. From time to time, Lehman Brothers Inc. has provided investment banking, underwriting, financial advisory and other services to the Company and its affiliates (including Globalstar Telecommunications Limited for which Lehman Brothers Inc. has acted as underwriter and acts as a market maker) and to the Selling Stockholders, for which services Lehman Brothers Inc. has received customary indemnification rights, underwriting discounts and fees.

                                 LEGAL OPINIONS

  Certain matters relating to the Common Stock will be passed upon for the Company by Willkie Farr & Gallagher, New York, New York, for the Merchant Banking Partnership and Capital Partners by Steven Berkenfeld, Senior Vice President and Associate General Counsel, Lehman Brothers Inc. and for the Offshore Partnership and the Japan Partnership by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York. Mr. Robert B. Hodes, a Director and member of the Company's Executive, Audit and Government Compliance and Compensation and Stock Option Committees, is a partner in the law firm of Willkie Farr & Gallagher. As of May 31, 1995, Mr. Hodes owned in the aggregate 4,400 shares of Common Stock (including 400 shares, of which he disclaims beneficial ownership, owned by a minor child) and options to purchase 10,000 shares of Common Stock.

                                    EXPERTS

  The consolidated balance sheets of the Company as of March 31, 1995 and 1994 and related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended March 31, 1995 are incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent auditors, given on the authority of said firm as experts in accounting and auditing.


  The combined balance sheets of Unisys Defense Systems (a unit of Unisys Corporation) as of December 31, 1994 and 1993 and the related combined statements of income and cash flows for each of the two years in the period ended December 31, 1994 included in Loral Corporation's Form 8-K filed on May 22, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR THE U.S. UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURI-TIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITA-TION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Information By Reference..........................   2
The Company................................................................   3
Selected Financial Data....................................................   4
Selling Stockholders.......................................................   5
Use of Proceeds............................................................   6
Underwriting...............................................................   6
Legal Opinions.............................................................   8
Experts....................................................................   8

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               3,314,960 SHARES


                           [LORAL CORPORATION LOGO]

                                 COMMON STOCK

                              -------------------

                                  PROSPECTUS
                                 June  , 1995

                              -------------------


                                LEHMAN BROTHERS

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MAY 31, 1995
PROSPECTUS

                                3,314,960 SHARES

                            [LORAL CORPORATION LOGO]

                                  COMMON STOCK

                                 -------------

  All of the 3,314,960 shares of Common Stock, $0.25 par value (the "Common Stock"), of Loral Corporation ("Loral" or the "Company") offered hereby are offered by the Selling Stockholders (as defined herein). Of such shares, 660,000 shares are being offered initially outside the United States and Canada by the International Manager (as defined herein) (the "International Offering") and 2,654,960 shares are being offered concurrently in the United States and Canada by the U.S. Underwriter (as defined herein) (the "U.S. Offering"). Such offerings are referred to collectively as the "Offerings." The offering price and underwriting discounts and commissions for the International Offering and the United States Offering will be identical. The Company will not receive any of the proceeds from the sale of the shares offered hereby. See "Selling Stockholders" and "Underwriting."

  The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "LOR." On June , 1995, the closing price of the Common Stock on the
NYSE Composite Tape was $     per share.

                                 -------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                              Underwriting
                                    Price to Discounts and      Proceeds to
                                     Public  Commissions(1) Selling Stockholders
- --------------------------------------------------------------------------------
Per Share.........................    $           $                 $
- --------------------------------------------------------------------------------
Total.............................    $           $                 $

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) The Company and the Selling Stockholders have agreed to indemnify the International Manager and the U.S. Underwriter against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

                                 -------------

  The shares of Common Stock offered by this Prospectus are offered by the International Manager subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the International Manager and to certain further conditions. It is expected that delivery of the certificates for the shares will be made at the offices of Lehman Brothers Inc. in New York, New York, on or about June , 1995.

                                 -------------

                                LEHMAN BROTHERS

June  , 1995

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR THE INTERNA-TIONAL MANAGER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SO-LICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Information By Reference..........................   2
The Company................................................................   3
Selected Financial Data....................................................   4
Selling Stockholders.......................................................   5
Use of Proceeds............................................................   6
Underwriting...............................................................   6
Legal Opinions.............................................................   8
Experts....................................................................   8

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                3,314,960 SHARES


                            [LORAL CORPORATION LOGO]

                                  COMMON STOCK

                               -----------------

                                   PROSPECTUS
                                  June  , 1995

                               -----------------


                                LEHMAN BROTHERS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated expenses of the Company in connection with the issuance and distribution of the securities being registered, other than underwriting compensation:

      Securities and Exchange Commission registration fee............. $ 53,083
      Printing Registration Statement, Prospectuses and related docu-
       ments..........................................................   25,000
      Accounting fees and expenses....................................    5,000
      Legal fees and expenses.........................................   45,000
      Blue Sky fees and expenses......................................   10,000
      Miscellaneous...................................................    2,500
                                                                       --------
        Total......................................................... $140,583
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Sections 721-726 of the New York Business Corporation Law contain non-exclusive provisions for indemnification of officers and directors of a corporation under certain specified conditions, including in part: (a) indemnification against judgments, fines, amounts paid in settlement of, and reasonable expenses incurred as a result of, an action or proceeding, whether civil or criminal, threatened or brought against such person (other than by one bringing an action by or in the right of the corporation, but including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person served in any capacity at the request of the corporation) if such person acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; (b) indemnification against amounts paid in settlement and reasonable expenses incurred by such person in connection with the defense or settlement of an action by or in the right of the corporation if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court, or if no action was brought, a court of competent jurisdiction, determines the person is fairly and reasonably entitled to indemnity; and (c) notwithstanding the failure of a corporation to provide indemnification, indemnification pursuant to court order.

  Article Ninth of the Company's Restated Certificate of Incorporation provides that any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Company or of any corporation for which he served as such at the request of the Company, shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled apart from the indemnification provisions of said Article Ninth. Any amount payable by way of indemnity, whether the action, suit or proceeding reaches final judgment, or is settled with court approval before final judgment, shall be determined and paid in accordance with the then applicable provisions of the statutes of the State of New York, provided, however, that if such amount is paid other than pursuant to court order or action by stockholders, the Company shall within eighteen months from the date of such payment mail to its stockholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amount of the payments and the final disposition of the litigation.

  The By-laws of the Company may enter into such contracts of indemnification as may be authorized from time to time by the Board of Directors. The Board of Directors has authorized, and the Company has entered into, an Indemnity Agreement with each of the Company's directors and executive officers. The Indemnity Agreements provide that the Company will pay on behalf of the indemnitees any amount which he is or becomes legally obligated to pay as a result of any claim or claims threatened or made against him as a result of any act or omission or neglect or breach of duty he commits or suffers while acting in his capacity as a director or officer of the Company, including any damages, judgments, settlements and costs, reasonable costs of investigation and reasonable costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds.

  The Company has purchased insurance from the Reliance Insurance Company, insuring the Company against obligations it might incur as a result of its indemnification of its officers and directors for certain liabilities they might incur, and insuring such officers and directors for additional liabilities against which they might not be indemnified by the Company. The insurance expires on April 1, 1996, and costs $306,000 per annum.

  Reference is made to Section 9 of each of the U.S. Underwriting Agreement and the International Underwriting Agreement, copies of which are filed as Exhibit
1.1 and Exhibit 1.2., respectively, to the Registration Statement.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER  DESCRIPTION OF DOCUMENT
 ------- -----------------------
   1.1   Form of proposed U.S. Underwriting Agreement.
   1.2   Form of proposed International Underwriting Agreement.
   3.1   Registrant's Restated Certificate of Incorporation.
   3.2   Registrant's By-laws (incorporated by reference to the Company's
         Annual Report on Form 10-K for fiscal year ended March 31, 1994,
         Exhibit 3.2).
   5     Opinion of Willkie Farr & Gallagher.
  23.1   Consent of Coopers & Lybrand L.L.P.
  23.2   Consent of Ernst & Young LLP.
  23.3   Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5 hereto).
  24     Powers of Attorney.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENT OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 30TH DAY OF MAY, 1995.

                                          Loral Corporation

                                                  /s/ Michael B. Targoff
                                          By: _________________________________
                                          Title:   Senior Vice President
                                                       and Secretary

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON THE 30TH DAY OF MAY, 1995 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

             SIGNATURES                            TITLE

                  *                     Chairman of the Board,
- -------------------------------------   Chief Executive Officer and Director
         BERNARD L. SCHWARTZ

                  *                     President, Chief Operating Officer and
- -------------------------------------   Director
           FRANK C. LANZA

       /s/ Michael P. DeBlasio          Principal Financial Officer
- -------------------------------------
         MICHAEL P. DEBLASIO

        /s/ Robert V. LaPenta           Principal Accounting Officer
- -------------------------------------
          ROBERT V. LAPENTA

                  *                     Director
- -------------------------------------
            HOWARD GITTIS

                  *                     Director
- -------------------------------------
           ROBERT B. HODES

                  *                     Director
- -------------------------------------
            GERSHON KEKST

                  *                     Director
- -------------------------------------
           CHARLES LAZARUS

                                        Director
- -------------------------------------
         MALVIN A. RUDERMAN

                                        Director
- -------------------------------------
          E. DONALD SHAPIRO

                  *                     Director
- -------------------------------------
           ALLEN M. SHINN

                  *                     Director
- -------------------------------------
       THOMAS J. STANTON, JR.

                  *                     Director
- -------------------------------------
         DANIEL YANKELOVICH

       /s/ Michael B. Targoff
*By: ________________________________
         MICHAEL B. TARGOFF
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER  DESCRIPTION OF DOCUMENT                                          PAGE
 ------- -----------------------                                          ----
   1.1   Form of proposed U.S. Underwriting Agreement.
   1.2   Form of proposed International Underwriting Agreement.
   3.1   Registrant's Restated Certificate of Incorporation.
   3.2   Registrant's By-laws (incorporated by reference to the
         Company's Annual Report on Form 10-K for fiscal year ended
         March 31, 1994, Exhibit 3.2).
   5     Opinion of Willkie Farr & Gallagher.
  23.1   Consent of Coopers & Lybrand L.L.P.
  23.2   Consent of Ernst & Young LLP.
  23.3   Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5 hereto).
  24     Powers of Attorney.